EXHIBIT 1.1

Progenics Pharmaceuticals, Inc.

2,000,000 Shares
Common Stock
($0.0013 par value)

Underwriting Agreement

New York, New York
April 1, 2005

CIBC World Markets Corp.
300 Madison Avenue
New York, New York 10017

UBS Securities LLC
299 Park Avenue
New York, New York 10171

Ladies and Gentlemen:

          Progenics Pharmaceuticals, Inc., a corporation organized under the laws of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”) 2,000,000 shares of Common Stock, $0.0013 par value (“Common Stock”), of the Company (said shares to be issued and sold by the Company being hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be, that is deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 17 hereof.

     1.      Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (file number 333-115895) on Form S-3, including a Base Prospectus, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including a Preliminary Prospectus, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: either (1) prior to the Effective Date of such registration statement, a further amendment to such registration statement (including the form of final prospectus and final prospectus supplement) or (2) after the Effective Date of such registration statement, a final prospectus and final prospectus supplement in accordance with Rule 424(b). In the case of clause (2), the Company has included in such registration statement, as amended at the Effective Date, all information required by the Act to be included in such registration statement and the Prospectus. As filed, such amendment and form of final prospectus and final prospectus supplement (in the case of clause (1) of the third sentence of this Section 1(a)), or such final prospectus and final prospectus supplement (in the case of clause (2) of such sentence), shall contain all required information, and, except to the extent the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(b) On the Effective Date, the Registration Statement did, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information relating to the Underwriters furnished in writing to the Company by or on behalf of any Underwriter specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto). The Registration Statement was declared effective at 12:00 p.m. (Eastern Time) on March 18, 2005.

(c) The Company has been duly organized and is validly existing and in good standing under the laws of the State of Delaware, and PSMA Development Company LLC, a Delaware limited liability company (the “LLC”), has been duly formed and is validly existing and in good standing under the laws of the State of Delaware, in each case with full corporate (in the case of the Company) or limited liability company (in the case of the LLC) power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation (in the case of the Company) or limited liability company (in the case of the LLC) and is in good standing under the laws of each jurisdiction wherein it owns or leases properties or conducts business and where the failure to be so qualified could reasonably be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or otherwise), prospects, results of operations, business or properties of the Company and the LLC, taken as a whole, whether or not arising from transactions in the ordinary course of business; notwithstanding the foregoing, the Company is duly qualified to do business as a foreign corporation, and the LLC is duly qualified to do business as a foreign limited liability company, and each of them is in good standing, in each case under the laws of the State of New York.

(d) The membership interests in the LLC that are held by the Company (i) represent fifty percent (50%) of the outstanding membership interests of the LLC and (ii) are owned by the Company free and clear of any security interests, claims, liens or encumbrances, other than encumbrances imposed pursuant to the terms of the Limited Liability Company Agreement of PSMA Development Company LLC dated June 15, 1999. The Company has no subsidiaries and does not control, directly or indirectly, any corporation, partnership, joint venture, association or business, except for such control as it may exert over the LLC as a result of its membership interest in the LLC.

(e) The Company’s authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; upon official notice of issuance, the

Securities will be duly listed on the NASDAQ National Market; the certificates for the Securities are in the form duly authorized by the Board of Directors of the Company and comply in all material respects with the requirements of the Delaware General Corporation Law (the “DGCL”); the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(f) There is no franchise, contract or other document of a character required by the Act to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Prospectus under the headings “Risk Factors – Disputes with Cytogen could delay or halt our PSMA programs,” – “If we do not remedy our failure to achieve milestones or satisfy conditions regarding some of our product candidates, we may not maintain our rights under our licenses relating to these product candidates,” – “We are subject to extensive regulation, which can be costly and time consuming and can subject us to unanticipated fines and delays,” – “We do not yet have, and may never obtain, the regulatory approvals we need to market our products,” – “We are dependent on our patents and proprietary rights. The validity, enforceability and commercial value of these rights are highly uncertain,” – “We are dependent on third parties for a variety of functions. These arrangements may not provide us with the benefits we expect,” – “If we are unable to obtain sufficient quantities of the raw and bulk materials needed to make our products, our product development and commercialization could be slowed or stopped,” –“Anti-takeover provisions may make the removal of our Board of Directors or management more difficult and discourage hostile bids for control of our company that may be beneficial to our stockholders,” and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 (the “2004 10-K”) under the headings “Part I – Item 1. Business – Joint Venture Relating to PSMA,” – “Licenses,” – “Patents and Proprietary Technology,” and – “Government Regulation,” in each case insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(g) This Agreement has been duly authorized, executed and delivered by the Company.

(h) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(i) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required on the part of the Company in connection with the transactions contemplated herein, except such as have been obtained under the Act and the applicable rules of the National Association of Securities Dealers, Inc., and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus.

(j) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the LLC pursuant to, (i) the charter, by-laws or other organizational document of the Company or the LLC, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or the LLC is a party or bound or to which any of the Company’s or the LLC’s property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or the LLC of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or the LLC or any of the Company’s or the LLC’s properties.

(k) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(l) The historical financial statements of the Company included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Part II – Item 6. – Selected Financial Data” in the 2004 10-K, which is incorporated by reference into the Prospectus and Registration Statement, fairly present, on the basis stated in the Prospectus and the Registration Statement, the information included therein.

(m) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the LLC or the Company’s or the LLC’s property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, results of operations, business or properties of the Company and the LLC, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(n) The real and personal properties owned or leased by the Company and the LLC are adequate in all material respects for the conduct of the Company’s and the LLC’s businesses as described in the Registration Statement and the Prospectus.

(o) Neither the Company nor the LLC is in violation or default of (i) any provision of its charter, bylaws or other organizational document, (ii) other than as disclosed in or contemplated by the Prospectus, the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which the Company’s or the LLC’s property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or the LLC or the Company’s or the LLC’s property, as applicable, where, in the case of clauses (ii) and (iii) only, the consequence of any such violation or default, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, results of operations, business or properties of the Company and the LLC, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(p) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and delivered their report with respect to the audited financial statements included in the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Sarbanes Oxley Act of 2002 (the “Sarbanes Oxley Act”) and the rules and regulations of the Public Company Accounting Oversight Board.

(q) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company to the Underwriters of the Securities.

(r) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, results of operations, business or properties of the Company and the LLC, taken as a whole, whether or not arising from transactions in the ordinary course of business), except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto), and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, results of operations, business or properties of the Company and the LLC, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(s) No labor problem or dispute with the employees of the Company or the LLC exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or the LLC’s principal suppliers, contractors or customers, that could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, results of operations, business or properties of the Company and the LLC, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(t) The Company and the LLC are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all material policies of insurance and fidelity or surety bonds insuring the Company or the LLC or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and the LLC are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or the LLC under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor the LLC has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, results of operations, business or properties of the Company and the LLC, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(u) The Company and the LLC possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except for such licenses, certificates, permits and other authorizations the absence of which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, results of operations, business or properties of the Company and the LLC, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto). Neither the Company nor the LLC has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, the results of which proceeding could reasonably be expected, singly or in the aggregate, to have a material adverse effect on the condition (financial or otherwise), prospects, results of operations, business or properties of the Company and the LLC, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(v) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(w) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(x) The Company and the LLC are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability could not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or otherwise), prospects, results of operations, business or properties of the Company and the LLC, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto). Neither the Company nor the LLC has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(y) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and the LLC, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has concluded that such associated costs and liabilities could not reasonably be expected, singly or in the aggregate, to have a material adverse effect on the condition (financial or otherwise), prospects, results of operations, business or properties of the Company and the LLC, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(z) The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company and/or the LLC, and all “pension plans” maintained by the Company or the LLC that are intended to be qualified under Section 401(a) of the Code have received determination letters of the Internal Revenue Service to the effect that such plans are so qualified, and to the knowledge of the Company, no facts exist that are reasonably likely to adversely effect the “qualified” status of any such plans; neither the Company nor the LLC maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Company and/or the LLC is in compliance in all material respects with the currently applicable provisions of ERISA; and neither the Company nor the LLC has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.

(aa) There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision, to the extent effective, of the Sarbanes Oxley Act and the rules and regulations promulgated in connection therewith, including Section 402 related to loans, Section 404 related to internal control over financial reporting, and Sections 302 and 906 related to certifications.

(bb) Neither the Company nor the LLC nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or the LLC is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, the LLC and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA.

“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(cc) Except as described in or contemplated by the Prospectus, the Company and the LLC own, possess, license or have other rights to use, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Prospectus to be conducted (collectively, “Company Intellectual Property”). Except as set forth in the Prospectus or such as could not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or otherwise), prospects, results of operations, business or properties of the Company and the LLC, taken as a whole, whether or not arising from transactions in the ordinary course of business, (a) to the Company’s knowledge, there are no rights of third parties to any Company Intellectual Property other than the retained rights of licensors with respect to licensed Company Intellectual Property; (b) to the Company’s knowledge, there is no infringement by third parties of any Company Intellectual Property; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Company Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Company Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any Intellectual Property of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (f) to the Company’s knowledge, there is no U.S. patent or published U.S. patent application which contains claims that dominate, or, with respect to such published patent applications, that may dominate if issued, any Company Intellectual Property or that interferes with the issued or pending claims of any Company Intellectual Property; and (g) there is no prior art of which the Company is aware that could reasonably be expected to render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office.

(dd) Each of the Company and the LLC has filed with the U.S. Food and Drug Administration (the “FDA”) and all other applicable foreign, state and local regulatory bodies for, and received approval of, all registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations material to the conduct of its business as now conducted; each of the Company and the LLC is in compliance in all material respects with all such registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations, and all applicable FDA, foreign, state and local rules and regulations; and the Company has no reason to believe that any party granting any such registration, application, license, request for exemption, permit or other authorization is considering limiting, suspending or revoking the same in any material respect.

(ee) Each of the human clinical trials, animal studies and other preclinical tests conducted by the Company or the LLC, or in which the Company or the LLC has participated, that are described in the Registration Statement or the Prospectus or the results of which are referred to in the Registration Statement or the Prospectus, and such studies and tests conducted on behalf of the Company or the LLC, were and, if still pending, are being conducted in all material respects (i) in accordance with experimental protocols, procedures and controls generally used by qualified experts in the preclinical or clinical study of products comparable to those being developed by the Company and (ii) in compliance with all applicable current Good Laboratory and Good Clinical Practices; the descriptions of the results of such studies, tests and trials contained in the Registration Statement and the Prospectus are accurate and complete in all material respects, and the Company has no knowledge of any other trials, studies or tests, the results of which reasonably call into question the results described or referred to in the Registration Statement and the Prospectus; other than as described in or contemplated by the Prospectus, neither the Company nor the LLC has received any notices or correspondence from the FDA or any other governmental agency requiring the termination, suspension or modification (other than such suspensions as have been lifted or such modifications as have been complied with) of any animal studies, preclinical tests or clinical trials conducted by or on behalf of the Company or the LLC or in which the Company or the LLC has participated that are described in the Registration Statement or the Prospectus or the results of which are referred to in the Registration Statement or the Prospectus.

Any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

     2.      Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $14.79 per share, the amount of Securities set forth opposite such Underwriter’s name in Schedule I hereto.

     3.      Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 AM, New York City time, on April 6, 2005, or at such time on such later date not more than three Business Days after the foregoing date as the Underwriters shall designate, which date and time may be postponed by agreement between the Underwriters and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Underwriters for the respective accounts of the several Underwriters against payment by the several Underwriters of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Underwriters shall otherwise instruct not less than two full Business Days prior to the Closing Date.

     4.      Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

     5.      Agreements. The Company agrees with the several Underwriters that:

     (a)      The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Base Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if filing of the Prospectus is required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Underwriters with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence reasonably satisfactory to the Underwriters of such timely filing. The Company will promptly advise the Underwriters (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act, the Company promptly will (1) notify the Underwriters of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(c) As soon as practicable, the Company will make generally available to its security holders and to the Underwriters an earnings statement or statements of the Company and the LLC which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(d) The Company will furnish to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of the Prospectus and any supplement thereto as the Underwriters may reasonably request. The Company will pay the reasonable expenses of printing or other production of all documents relating to the offering.

(e) The Company will arrange, to the extent necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Underwriters may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee required to be paid to the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(f) The Company will not, without the prior written consent of CIBC World Markets Corp. and UBS Securities LLC, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock, or publicly announce an intention to effect any such transaction, for a period of 60 days after the date of the Underwriting Agreement, provided, however, that (i) the Company may issue and sell Common Stock or issue stock options pursuant to any employee stock option plan, employee stock purchase plan, stock ownership plan or dividend reinvestment plan of the Company; (ii) the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time; (iii) the Company may issue or sell securities, or enter into options, warrants or other agreements providing for the issuance or sale of securities, to a strategic partner or in connection with a strategic collaboration, joint venture, licensing arrangement or other similar corporate transaction, provided that such strategic partner, collaborator, joint venture partner, licensee or licensor agrees to be bound to the same extent as the Company by the terms of this paragraph 5(f) (excluding the exceptions set forth in (i), (ii) and (iii) hereof) and (iv) the Company may file registration statements on Form S-8 relating to shares of common stock which may be issued pursuant to any employee stock option plan of the Company.

(g) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

     6.      Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Dewey Ballantine LLP, counsel for the Company, to have furnished to the Underwriters their opinion, dated the Closing Date and addressed to the Underwriters, to the effect that:

(i) the Company has been duly incorporated under the DGCL, and the LLC has been duly formed under the Delaware Limited Liability Company Act, and each of them is validly existing and in good standing under the laws of the State of Delaware, with full corporate (in the case of the Company) or limited liability company (in the case of the LLC) power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation, and the LLC is duly qualified to do business as a foreign limited liability company, and each of them is in good standing, in each case under the laws of the State of New York;

(ii) the Company’s authorized capital stock is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the

Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be fully paid and nonassessable; the Company has complied in all material respects with the published rules of The Nasdaq Stock Market Inc. regarding the issuance of additional shares as such rules relate to the issuance of the Securities (except that the Company provided notice of listing of additional shares relating to the Securities pursuant to Nasdaq Marketplace Rule 4310(c)(17)(D) eight days prior to issuance), and upon official notice of issuance, the Securities will be duly listed on the NASDAQ National Market; the certificates for the Securities comply in all material respects with the requirements of the DGCL; and the holders of outstanding shares of capital stock of the Company are not entitled, in connection with the issuance of the Securities, to any preemptive rights to subscribe for Securities pursuant to the DGCL or the certificate of incorporation or bylaws of the Company, or any agreement filed as an exhibit to the Registration Statement or any document incorporated by reference therein;

(iii) to the knowledge of such counsel, (A) there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the LLC or the Company’s or the LLC’s property of a character required by Item 103 of Regulation S-K promulgated under the Act to be disclosed in the Registration Statement which is not disclosed in the Prospectus as required, and (B) there is no contract or other document of a character required by the Act to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements included or incorporated by reference in the Prospectus under the headings “Risk Factors – If we do not remedy our failure to achieve milestones or satisfy conditions regarding some of our product candidates, we may not maintain our rights under our licenses relating to these product candidates,” – “We are dependent on our patents and proprietary rights. The validity, enforceability and commercial value of these rights are highly uncertain,” – “If we are unable to obtain sufficient quantities of the raw and bulk materials needed to make our products, our product development and commercialization could be slowed or stopped,” – “Anti-takeover provisions may make the removal of our Board of Directors or management more difficult and discourage hostile bids for control of our company that may be beneficial to our stockholders,” and in the 2004 10-K under the headings “Part I – Item 1. Business – Joint Venture Relating to PSMA,” and “– Licenses” (to the extent such statements describe the Company’s certificate of incorporation or any agreements that are filed as an exhibit to the Registration Statement or any document incorporated by reference therein), are correct in all material respects;

(iv) the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened; and the Registration Statement and the Prospectus and all documents incorporated by reference in the Registration Statement and the Prospectus (other than the financial statements and other financial, accounting and statistical information contained therein, as to which such counsel need express no opinion) comply or, with respect to the documents incorporated by reference, when such documents became effective or were filed with the Commission, complied as to form in all material respects with the applicable requirements of the Act and the Exchange Act;

(v) this Agreement has been duly authorized, executed and delivered by the Company;

(vi) the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus,

will not be an “investment company” as defined in the Investment Company Act of 1940, as amended;

(vii) no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction, or by the National Association of Securities Dealers, Inc. with respect to the underwriting arrangements, in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in the Prospectus and such other approvals as have been obtained;

(viii) neither the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the LLC pursuant to, (1) the charter, by-laws or other organizational document of the Company or the LLC, (2) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument filed as an exhibit to the Registration Statement or any document incorporated by reference therein, or (3) any statute, law, rule or regulation applicable to the Company or the LLC, or any judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or the LLC or any of the Company’s or the LLC’s properties known to such counsel to be applicable to the Company or the LLC; and

(ix) no holders of securities of the Company have rights to the inclusion of such securities in the offering pursuant to the terms of any agreement filed as an exhibit to the Registration Statement or any document incorporated by reference therein.

In addition, such counsel shall state as follows: Such counsel has not undertaken to determine independently, and therefore does not assume any responsibility explicitly or implicitly for the accuracy, completeness or fairness of the statements contained in the Registration Statement and in the Prospectus (except to the extent set forth in paragraph (iii) above). Such counsel has participated in conferences with officers of the Company, representatives of the Underwriters, representatives of counsel to the Underwriters and representatives of the Company’s independent auditors during which conferences the contents of the Registration Statement and the Prospectus were reviewed and discussed. Based upon and subject to the foregoing, nothing has come to such counsel’s attention that causes them to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except in each case as to the financial statements and the notes thereto and other financial, accounting and statistical data included or incorporated by reference therein, as to which such counsel need make no comment).

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (b) shall also include any supplements thereto at the Closing Date.

(c) The Company shall have requested and caused Cooper & Dunham LLP, patent counsel for the Company, to have furnished to the Underwriters their opinion, dated the Closing Date and addressed to the Underwriters, to the effect that such counsel is familiar with the technology used by the Company in its business and has read the portions of the Registration Statement and the Prospectus headed “Risk Factors – We are dependent upon our patents and proprietary rights. The validity, enforceability and commercial value of these rights are highly uncertain,” and in the 2004 10-K under the headings “Part I – Item 1. Business – Licenses” and “– Patents and Proprietary Technology” (collectively, the “Technology Portion”), and that, except to the extent that the following opinions relate to the methylnaltrexone technology and products of the Company, the ganglioside conjugate vaccine technology and products of the Company, and the PSMA technology and product development programs of the Company and the LLC, as to which such counsel provides no opinion:

(i) such counsel has no knowledge of any facts that would preclude the Company from having clear title to the Company’s patents or patent applications referenced in the Technology Portion. To such counsel’s knowledge, the Company does not lack and will not be unable to obtain any rights or licenses to use any patent or know-how necessary to conduct the business now conducted or proposed to be conducted by the Company as described in the Prospectus, including but not limited to the Company’s business relating to HIV receptor technology and products (except with respect to the Columbia License Agreement and the Columbia Licensed Patents, as to which such counsel need express no opinion). To such counsel’s knowledge, the Company has not received any notice of infringement or of conflict with asserted rights of others insofar as any patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses or know-how, proprietary techniques, including processes and substances, and other similar rights and proprietary knowledge (except with respect to the Columbia License Agreement and the Columbia Licensed Patents, as to which such counsel need express no opinion) which could result in a material adverse effect on the condition (financial or otherwise), prospects, earning, business or properties of the Company and the LLC, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto). Such counsel is not aware of any issued patents of others (except with respect to the Columbia License Agreement and the Columbia Licensed Patents, as to which such counsel need express no opinion) that are infringed by specific products or processes of the Company, as described in the Prospectus, in such manner as to materially and adversely affect the Company;

(ii) to such counsel’s knowledge, there are no legal or governmental proceedings pending relating to trade secrets, trademarks, service marks or other proprietary information or materials of the Company or the LLC (except with respect to the Columbia License Agreement and the Columbia Licensed Patents, as to which such counsel need express no opinion), other than review of pending applications for patents, and to such counsel’s knowledge no such proceedings are threatened or contemplated by governmental authorities or others;

(iii) such counsel does not know of any material contracts or other material documents relating to the Company’s proprietary information (except with respect to the Columbia License Agreement and the Columbia Licensed Patents, as to which such counsel need express no opinion), other than those filed as exhibits to the Registration Statement, the 2004 10-K; and

(iv) the statements in the Technology Portion (except with respect to those statements that describe the Columbia License Agreement and the Columbia Licensed Patents, as to which such counsel need express no opinion), insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries and fairly and correctly present, in all material respects, the information called for with respect to such documents and matters, and such counsel has no reason to believe that the statements therein are untrue or that there is an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Such counsel may rely on representations of the Company with respect to the factual matters contained in such statements, provided that such counsel shall state that nothing has come to the attention of such counsel that leads them to believe that such representations are not true and correct in all material respects.

(d) The Company shall have requested and caused Wolf, Greenfield & Sacks, P.C., special patent counsel for the Company, to have furnished to the Underwriters their opinion dated the Closing Date and addressed to the Underwriters, to the effect that such counsel is familiar with the Company’s methylnaltrexone technology and products, its ganglioside conjugate vaccine technology and products, and its joint venture for the development of product candidates based on PSMA technology licensed from Sloan-Kettering and has read the Technology Portion, and that, solely with respect to the Company’s methylnaltrexone technology and products (“MNTX Products”), its ganglioside conjugate vaccine technology and products (the “Conjugate Vaccines”), and its joint venture for the development of product candidates based on PSMA technology licensed from Sloan-Kettering:

(i) to such counsel’s knowledge, the Company does not lack and will not be unable to obtain any rights or licenses to use any patent or know-how necessary to make, use, import, offer for sale and sell the Company’s MNTX Products or Conjugate Vaccines described in the Prospectus and as presently used by the Company or as proposed to be used and sold by the Company as described in the Prospectus. To such counsel’s knowledge, the Company has not received any notice of infringement or of conflict with asserted rights of others with respect to any patents, patent applications, licenses or know-how, proprietary techniques, including processes and substances, and other similar rights and proprietary knowledge that could result in a material adverse effect on the condition (financial or otherwise), prospects, earning, business or properties of the Company and the LLC, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto). Such counsel is not aware of any patents of others that are not licensed by the Company and that are infringed by the Company as a result of the Company’s making, using, importing, offering for sale or selling its MNTX Products or Conjugate Vaccines;

(ii) to such counsel’s knowledge, neither the Company nor the LLC has received any notice of infringement or of conflict with asserted rights of others with respect to any patents, patent applications, licenses or know-how, proprietary techniques, including processes and substances, and other similar rights and proprietary knowledge in the field of using PSMA for the treatment of disease that could result in a material adverse effect on the condition (financial or otherwise), prospects, earning, business or properties of the Company and the LLC, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto);

(iii) to such counsel’s knowledge, there are no legal or governmental proceedings pending relating to proprietary information or materials of the Company, other than review of pending applications for patents, and to such counsel’s knowledge no such proceedings are threatened or contemplated by governmental authorities or others; and

(iv) the statements in the Technology Portion, insofar as such statements constitute a summary of patents or of law, are accurate summaries and fairly and correctly present, in all material respects, the information called for with respect to such matters and such counsel has no reason to believe that the statements therein are untrue or that there is an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however that such counsel may rely on representations of the Company and the LLC with respect to the factual matters contained in such statements, provided that such counsel shall state that nothing has come to the attention of such counsel which leads them to believe that such representations are not true and correct in all material respects.

(e) The Underwriters shall have received from Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f) The Company shall have furnished to the Underwriters a certificate of the Company, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, acting solely in their capacities as such, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened;

(iii) since the date of the most recent financial statements included or incorporated by reference in the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, results of operations, business or properties of the Company and the LLC, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto);

(iv) the membership interest in the LLC that is held by the Company represents fifty percent (50%) of the outstanding membership interests of the LLC: and

(v) except as set forth in the Prospectus, no options, warrant or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(g) The Company shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Underwriters, at the Execution Time and at the Closing Date, letters in accordance with Statement on Accounting Standards No. 72, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that:

(i) they are independent registered public accountants with respect to the Company within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder;

(ii) in their opinion, the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

(iii) on the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of:

(1) reading the minutes of the meetings of the stockholders, directors and executive and audit committees of the Company since December 31, 2004 as set forth in the minute books through a specified date not more than five business days prior to the date of delivery of such letter; and

(2) making inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to December 31, 2004;

nothing came to their attention which caused them to believe that, with respect to the period subsequent to December 31, 2004, there were any changes, at a specified date not more than five business days prior to the date of delivery of such letter, in the capital stock of the Company, or increases in long-term debt of the Company as compared with the amounts shown on the December 31, 2004 balance sheet included or incorporated by reference in the Registration Statement and the Prospectus, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Underwriters.

(iv) Such letter shall also state that they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in under the captions “The Offering,” “Summary Financial Data,” “Risk Factors,” “Capitalization,” and “Dilution,” in the Prospectus and the information included or incorporated by reference in Items 1, 6, 7 and 12 of the Company’s Annual Report on Form 10-K, incorporated by reference in the Registration Statement and the Prospectus, agrees with the accounting records of the Company, excluding any questions of legal interpretation.

References to the Prospectus in this paragraph (g) include any supplement thereto at the date of the letter.

(h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or properties of the Company and the LLC, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

(i) Prior to the Closing Date, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

(j) The Securities shall have been approved for quotation on the NASDAQ National Market, subject only to official notice of issuance, and reasonably satisfactory evidence of such actions shall have been provided to the Underwriters.

(k) At the Execution Time, the Company shall have furnished to the Underwriters a letter substantially in the form of Exhibit A hereto (or in such other form as approved by CIBC World Markets Corp. and UBS Securities LLC) from each current officer and director of the Company and from Mr. Paul Tudor Jones, II, Tudor Investment Corporation, The Tudor BVI Portfolio Ltd., Tudor Arbitrage Partners L.P., Tudor Proprietary Trading, L.L.C. and Tudor Global Trading LLC addressed to the Underwriters.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Underwriters, at 60 State Street, Boston, Massachusetts 02109, on the Closing Date.

     7.      Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to clause (i) of Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities.

     8.      Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to the Underwriters furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b)      Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting,” (i) the list of Underwriters and their respective participation in the sale of the Securities and (ii) the fourth, fifth, seventh, twelfth, thirteenth, fourteenth, fifteenth and sixteenth paragraphs, in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

     (c)      Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

     (d)      In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

     9.      Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Underwriters shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

     10.      Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriters, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the NASDAQ National Market, (ii) trading in securities generally on the New York Stock Exchange or the NASDAQ National Market shall have been suspended or limited or minimum prices shall have been established on such Exchange or the NASDAQ National Market, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriters, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

     11.      Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company and its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

     12.      Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telefaxed to CIBC World Markets Corp., Equity Capital Markets Department, facsimile number 212-667-6140, 300 Madison Avenue, New York, New York, 10017, and confirmed to Legal Department, facsimile number 917-332-4329, 245 Park Avenue, New York, New York 10167, and UBS Securities LLC, Syndicate Department, facsimile number 212-821-4998 and confirmed to Legal Department, UBS Securities, LLC at 299 Park Avenue, New York, New York 10171; or, if sent to the Company, will be mailed, delivered or telefaxed to (914) 789-2817 and confirmed to it at Progenics Pharmaceuticals, Inc., 777 Old Saw Mill River Road, Tarrytown, New York 10591, attention of the Legal Department.

     13.      Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

     14.      Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

     15.      Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

     16.      Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

     17.      Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

          “Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          “Base Prospectus” shall mean the prospectus contained in the Registration Statement at the Effective Date.

          “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

          “Commission” shall mean the Securities and Exchange Commission.

          “Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

          “Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

          “Prospectus” shall mean the Base Prospectus and the prospectus supplement relating to the Securities that are first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of Base Prospectus and final prospectus supplement relating to the Securities included in the Registration Statement at the Effective Date.

          “Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be

           “Rule 424” and “Rule 462” refer to such rules under the Act.

          “Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

Progenics Pharmaceuticals, Inc.

By:	/s/ Paul J. Maddon, M.D., Ph.D. Name: Paul J. Maddon, M.D., Ph.D. Title: Chief Executive Officer and Chief Science Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CIBC WORLD MARKETS CORP. UBS SECURITIES LLC

By:	CIBC World Markets Corp.

By:	/s/ Richard Tobin
Name: Richard Tobin Title: Executive Director

By:	UBS Securities LLC

By:	/s/ Sage N. Kelly
Name: Sage N. Kelly Title: Managing Director

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[Form of Lock-Up Agreement]

EXHIBIT A

[Letterhead of officer, director or major stockholder]

Progenics Pharmaceuticals, Inc.
Public Offering of Common Stock

, 2005

CIBC World Markets Corp.
425 Lexington Avenue
New York, New York 10017

UBS Securities LLC
299 Park Avenue
New York, New York 10171

Ladies and Gentlemen:

          This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Progenics Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and each of you as Underwriters named therein, relating to an underwritten public offering of Common Stock, $0.0013 par value (the “Common Stock”), of the Company.

          In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of CIBC World Markets Corp. and UBS Securities LLC, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 60 days after the date of the Underwriting Agreement, other than shares of Common Stock disposed of as a bona fide gift or to a trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that the recipient of such gift or such trust agrees to be bound by the terms of this agreement, and provided further that you give prior written notice of any such disposition (which notice shall include the number of shares being disposed of and the identity of the recipient) to CIBC World Markets Corp. and UBS Securities LLC.

          The agreement set forth above shall terminate and be of no further force and effect in the event that the Underwriting Agreement has not been entered into on or before May 1, 2005. In addition, if for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

[Signature of officer, director or
major stockholder]

[Name and address of officer,
director or major stockholder]

SCHEDULE I

Underwriters	Number of Securities to be Purchased

CIBC World Markets Corp.	1,000,000
UBS Securities LLC.	1,000,000

Total	2,000,000